Putnam US Government Income Fund, September 30, 2004, annual report


Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

Q4b Market timing disclosure
For the period ended September 30, 2004 Putnam Management has assumed $89,352 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	39,396
		Class B	6,242
		Class C	556

72DD2	Class M	1,260
		Class R	-
		Class Y	1,152

73A1		Class A	0.324
		Class B	0.224
		Class C	0.221

73A2		Class M	0.288
		Class R	0.290
		Class Y	0.360

74U1		Class A	108,830
		Class B	22,563
		Class C	1,981

74U2		Class M	3,829
		Class R	3
		Class Y	2,029

74V1		Class A	13.24
		Class B	13.17
		Class C	13.22

74V2		Class M	13.23
		Class R	13.24
		Class Y	13.22